EXHIBIT 23.2
                                  ------------

                        Consent of Deloitte & Touche LLP.

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dime Community Bancshares, Inc. on Form S-8 of our report dated August 14, 1998, appearing in the Annual Report on Form 10-K of Dime Community Bancshares, Inc. for the year ended June 30, 1998.




/s/ Deloitte & Touche LLP


New York, New York
January 21, 1999